Exhibit 4.2

SECOND SUPPLEMENTAL INDENTURE, dated as of [•], 2021 (this “Supplemental Indenture”), by and among VEREIT Operating Partnership, L.P., a Delaware limited partnership (f/k/a ARC Properties Operating Partnership, L.P.) (the “Issuer”), VEREIT, Inc., a Maryland corporation (the “Parent”) and U.S. Bank National Association, as trustee (the “Trustee”).

WITNESSETH:

WHEREAS, the Company, the Parent, the other Initial Guarantors party thereto and the Trustee executed an indenture, dated as of February 6, 2014 (the “Base Indenture”), as amended and supplemented by (i) the first supplemental indenture, dated as of February 9, 2015 (the “First Supplemental Indenture”), by and among the Issuer, the Parent and the Trustee and (ii) the officer’s certificate dated February 6, 2014, relating to the 4.600% Notes due 2024 (the “2024 Notes”), the officer’s certificate dated June 2, 2016, relating to the 4.875% Notes due 2026 (the “2026 Notes”), the officer’s certificate dated August 11, 2017, relating to the 3.950% Notes due 2027 (the “2027 Notes”), the officer’s certificate dated October 16, 2018, relating to the 4.625% Notes due 2025 (the “2025 Notes”), the officer’s certificate dated December 4, 2019, relating to the 3.10% Notes due 2029 (the “2029 Notes”), the officer’s certificate dated June 29, 2020, relating to the 3.400% Notes due 2028 (the “January 2028 Notes”), and the officer’s certificate dated November 17, 2020 (together with the foregoing officer’s certificates, the “VEREIT Officer’s Certificates”), relating to the 2.200% Notes due 2028 (the “June 2028 Notes”) and the 2.850% Notes due 2032 (the “2032 Notes” and together with the 2024 Notes, the 2026 Notes, the 2027 Notes, the 2025 Notes, the 2029 Notes, the January 2028 Notes and the June 2028 Notes, the “Notes”);

WHEREAS, the Company and the Parent have entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Realty Income Corporation, a Maryland corporation (“RI”), Rams MD Subsidiary I, Inc., a wholly owned subsidiary of RI (“Merger Sub 1”), and Rams Acquisition Sub II, LLC, a wholly owned subsidiary of RI (“Merger Sub 2”), pursuant to which, among other things, (i) Merger Sub 2 will merge with and into the Company, with the Company continuing as the surviving entity (the “Partnership Merger”), and (ii) immediately thereafter, the Parent will merge with and into Merger Sub 1, with Merger Sub 1 continuing as the surviving corporation (the “Merger” and, together with the Partnership Merger, the “Mergers”);

WHEREAS, in connection with the Mergers, RI has offered certain eligible Holders of the Notes to exchange (the “RI Exchange Offer”) any and all of the Outstanding Notes for corresponding series of notes of RI on the terms and subject to the conditions set forth in the prospectus relating to the offers to exchange and solicitations of consents, dated as of October [•], 2021 (the “Prospectus”), forming a part of RI’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on [•], 2021;

WHEREAS, Section 9.02 of the Base Indenture provides that, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities of each series affected by such supplemental indenture at the time Outstanding, voting as separate classes (the “Requisite Consents”), the Issuer, when authorized by a Board Resolution, and the Trustee may from time to time enter into an indenture supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Base Indenture or of any supplemental indenture or of modifying in any manner not covered by Section 9.01 of the Indenture the rights of the holders of the Securities of such series under the Indenture, subject to certain exceptions set forth in Section 9.02 of the Base Indenture;

WHEREAS, in connection with the RI Exchange Offer, RI has also solicited consents from certain eligible holders of the Notes to certain amendments (the “Proposed Amendments”) to the Base Indenture and the VEREIT Officer’s Certificates (the Base Indenture as amended, supplemented or otherwise modified by the First Supplemental Indenture and the VEREIT Officer’s Certificates, the “Indenture”) as described in the Prospectus and set forth in Article 1 of this Supplemental Indenture;

WHEREAS, RI has received and caused to be delivered to the Trustee evidence of the consents from holders of a majority of the outstanding aggregate principal amount of each series of the Notes, voting as separate classes, to effect the Proposed Amendments under the Indenture;

WHEREAS, the Issuer is undertaking to execute and deliver this Supplemental Indenture to delete or amend, as applicable, certain provisions and covenants in the Base Indenture and the VEREIT Officer’s Certificates in connection with the RI Exchange Offer and the related consent solicitation;

WHEREAS, the execution and delivery of this Supplemental Indenture has been authorized by a Board Resolution; and

WHEREAS, except as otherwise defined herein in this Supplemental Indenture, capitalized terms used in this Supplemental Indenture have the meanings specified in the Indenture. If the definition of any of the terms defined herein differs from its respective definition set forth in the Indenture, the definition set forth in this Supplemental Indenture shall control.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, and for the equal and proportionate benefit of the holders of the Notes, the Issuer and the Trustee hereby agree as follows:

ARTICLE ONE

AMENDMENT

From and after the Effective Date (as defined below), the Base Indenture and the VEREIT Officer’s Certificates are hereby amended as follows:

Section 1.01.  Reports by the Issuers.  Solely with respect to the Notes, Section 5.03 of the Base Indenture is deleted in its entirety and replaced with the following:

Section 5.03 [Intentionally Omitted].

Section 1.02.  Covenants.

(a)            Solely with respect to the Notes, Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.08 and 4.09 of the Base Indenture are deleted in their entirety and replaced, respectively, with the following:

Section 4.03 [Intentionally Omitted].

Section 4.04 [Intentionally Omitted].

Section 4.05 [Intentionally Omitted].

Section 4.06 [Intentionally Omitted].

Section 4.07 [Intentionally Omitted].

Section 4.08 [Intentionally Omitted].

Section 4.09 [Intentionally Omitted].

(b)            Solely with respect to the 2026 Notes, the 2027 Notes, the 2025 Notes, the 2029 Notes, the January 2028 Notes, the June 2028 Notes and the 2032 Notes, Sections 18(a)(b)(c)(d)(e)(f)(g) and (h) of Annex A of the VEREIT Officer’s Certificates relating to such Notes are deleted in their entirety and replaced, respectively, with the following:

(a)  [Intentionally Omitted].

(b)  [Intentionally Omitted].

(c)  [Intentionally Omitted].

(d)  [Intentionally Omitted].

(e)  [Intentionally Omitted].

(f)  [Intentionally Omitted].

(g)  [Intentionally Omitted].

(h)  [Intentionally Omitted].

(c)            Solely with respect to the 2024 Notes, Sections 18(a)(b)(c)(d)(e) and (f) of Annex A of the VEREIT Officer’s Certificate relating to the 2024 Notes are deleted in their entirety and replaced, respectively, with the following:

(a)  [Intentionally Omitted].

(b)  [Intentionally Omitted].

(c)  [Intentionally Omitted].

(d)  [Intentionally Omitted].

(e)  [Intentionally Omitted].

(f)  [Intentionally Omitted].

Section 1.03. Effects of Section 1.01 and 1.02.     Any and all references to any Articles and Sections of the Indenture which are deleted by any Article or Section of this Supplemental Indenture, and any and all obligations related solely to such deleted Articles or Sections throughout the Indenture, with respect to the applicable series of Notes, are of no further force or effect. Any and all terms defined in the Indenture or Notes which are (i) used in any Articles or Sections of the Indenture or Notes deleted by any Article or Section of this Supplemental Indenture and (ii) not otherwise used in any other Article or Section of the Indenture or Notes not affected by this Supplemental Indenture are hereby deleted. By consenting to the Proposed Amendments, each Holder of the Notes will be deemed to have waived any Default, Event of Default or other consequence under the Indenture for failure to comply with the terms of the provisions identified in Sections 1.01 and 1.02 above (whether before or after the date hereof).

ARTICLE TWO

EFFECTIVENESS

Section 2.01.     Effectiveness. This Supplemental Indenture shall become a binding agreement between the parties hereto when executed by the parties hereto following the receipt of the Requisite Consents with respect to the Notes. Notwithstanding the foregoing, the amendments to the Base Indenture and the VEREIT Officer’s Certificates set forth herein shall become effective only on and as of the date on which each of the following has been satisfied (the “Effective Date”): (a) the Mergers have been consummated, (b) RI has delivered to The Depository Trust Company for all validly tendering holders of the Notes (who have not validly withdrawn such tenders) the aggregate amount to be paid to such validly tendering holders the Total Consideration or Exchange Consideration, as applicable and as each is defined in the Prospectus, upon the terms and subject to the conditions in the Prospectus, due to such validly tendering holders and (c) RI notifies the Trustee that the Notes that are validly tendered (and not validly withdrawn) have been accepted for exchange by RI in accordance with the terms of the Prospectus.

ARTICLE THREE

MISCELLANEOUS PROVISIONS

Section 3.01.  Indenture.  Except as amended hereby, the Base Indenture, the VEREIT Officer’s Certificates and the Notes are in all respects ratified and confirmed and all their terms shall remain in full force and effect.

Section 3.02. Indenture and Supplemental Indenture Construed Together.

(a) This Supplemental Indenture is an indenture supplemental to the Base Indenture and the VEREIT Officer’s Certificates, and the Base Indenture, the VEREIT Officer’s Certificates and this Supplemental Indenture shall henceforth be read and construed together.

(b) Upon the effectiveness of this Supplemental Indenture, each reference in the Indenture to “this Indenture,” “hereunder,” “herein” or words of like import shall mean and be a reference to the Indenture, as affected, amended and supplemented hereby.

(c) Upon the effectiveness of this Supplemental Indenture, each reference in the Notes to the Indenture, including each term defined by reference to the Indenture, shall mean and be a reference to the Indenture or such term, as the case may be, as affected, amended and supplemented hereby.

Section 3.03.  Trustee’s Disclaimer.  The Trustee shall not be responsible for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

Section 3.04.  Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE INTERNAL LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.

Section 3.05.  Counterparts.  This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission or other electronic means (including, without limitation, any .pdf file, .jpeg file, or any other electronic or image file, or any “electronic signature” as defined under the U.S. Electronic Signatures in Global and National Commerce Act or the New York Electronic Signatures and Records Act, which includes any electronic signature provided using Orbit, Adobe Sign, DocuSign, or any other similar platform identified by the Issuer and reasonably available at no undue burden or expense to the Trustee) shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF or other electronic means shall be deemed to be their original signatures and shall be valid, effective and legally binding as if such electronic signatures were handwritten signatures for all purposes.

Section 3.06.  Headings.  The Article and Section headings in this Supplemental Indenture are for convenience only and shall not affect the construction of this Supplemental Indenture.

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SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

Issuer:

VEREIT OPERATING PARTNERSHIP, L.P.

By:	VEREIT, INC.
its sole general partner

By:
Name:
Title:

Guarantor:
VEREIT, INC.

By:
Name:
Title:

[Signature Page to Supplemental Indenture]

Trustee:

U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title:

[Signature Page to Supplemental Indenture]